SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 18, 2001

                            Cox Communications, Inc.

             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware

                 (State or Other Jurisdiction of Incorporation)


                 1-6590                       58-2112288
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        (Commission File Number) (I.R.S. Employer Identification Number)


                              1400 Lake Hearn Drive
                             Atlanta, Georgia                  30319
               ------------------------------------        -------------
               (Address of principal executive offices)      (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)




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Item 5.           Other Events.


         As previously disclosed, in January 2001, Cox exercised its right to transfer ownership of its interest in At Home Corporation, referred to as Excite@Home, to AT&T Corp. for shares of AT&T common stock. Subsequently, Cox and AT&T renegotiated the terms of the transaction, and on May 18, 2001, Cox entered into a share issuance agreement with AT&T and Cox@Home, Inc. At the closing of the share issuance agreement on May 18, 2000, AT&T issued 75 million shares of AT&T common stock to Cox@Home, and Cox retained its ownership interest in Excite@Home. AT&T also granted Cox@Home certain registration rights with respect to the shares it received in the transaction. A copy of the share issuance agreement and the registration rights agreement are filed as exhibits to this report and are incorporated in this report by reference.

         On May 25, 2001, Cox completed the private placement of 25 million shares of the AT&T common stock at a slight discount from the closing market price for the AT&T common stock as of May 21, 2001. In addition, Cox tendered 15 million shares of AT&T common stock into AT&T's offer to exchange shares of AT&T common stock for shares of AT&T Wireless Group. The tender offer is subject to proration, so the number of shares of AT&T Wireless Group Cox will receive through the tender offer cannot be determined at this time.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)   Exhibits.

10.1 Share Issuance Agreement, dated May 18, 2001, among AT&T Corp., Cox Communications, Inc. and Cox @Home, Inc.



10.2 Registration Rights Agreement, dated May 18, 2001, between Cox @Home, Inc. and AT&T Corp.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2001                  COX COMMUNICATIONS, INC.
                                     (Registrant)


                                     By:   /s/ Mark W. Major
                                        ---------------------------
                                           Name:  Mark W. Major
                                           Title: Treasurer